Exhibit 99.1

FAT BRANDS INC. REPORTS FISCAL FIRST QUARTER 2019 FINANCIAL RESULTS

Conference call and webcast will be held at 5:00 p.m. ET today

LOS ANGELES (May 14, 2019) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today reported fiscal first quarter 2019 financial results for the 13-week period ending March 31, 2019.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “Results in the first quarter reflect continued strength of the Fatburger brand and improvements at the Hurricane brand, offset by softness at Ponderosa and Bonanza Steakhouses. During the quarter, we continued to execute our key strategic initiatives to drive same-store sales growth across our brands: third-party delivery, a remodel program, menu innovation including our preferred partnership with the provider of Impossible Burger, which we now offer in nearly all of our brands, and cross-selling brands to existing franchisees.”

Wiederhorn continued, “Our pipeline for acquisitions remains robust, and we continue to seek synergistic opportunities where we can leverage our platform to drive efficiencies and growth. We are in the final stages of evaluating several acquisitions and expect to be able to announce an acquisition during the second quarter of this year.”

Fiscal First Quarter 2019 Highlights

●	Total revenues of $4.9 million, up 35.9% from $3.6 million in the first quarter of 2018. Excluding advertising revenues, revenues grew 30.4% from $3.0 million in first quarter of 2018 to $3.9 million in first quarter of 2019.

o	System-wide sales growth of 26.4% y/y

●	United States sales growth of 39.7% y/y

●	Canada sales growth of 5.7% y/y

●	Other International(1) sales growth of (5.5%) y/y

o	System-wide same store sales growth of (1.3%) y/y

●	Fatburger worldwide same store sales growth of 1.8% y/y, and 2.9% y/y in North America

●	Buffalo’s Cafe worldwide same store sales growth of 2.9% y/y

●	Hurricane worldwide same store sales growth of 4.2% y/y

●	Ponderosa/Bonanza worldwide same store sales growth of (6.6%) y/y, and (5.5%) y/y excluding Puerto Rico

●	United States same-store sales growth of (0.4%) y/y

●	Canada same-store sales growth of 5.1% y/y

●	Other International(1) same-store sales growth of (9.1%) y/y

o	5 new franchised store openings

●	Ending store count: 334 franchised stores, 7 company-managed stores

●	Net loss of $710,000 or $0.06 per share on a basic and fully diluted basis, as compared to net income of $509,000 or $0.05 per share on a basic and fully diluted basis in the first quarter of 2018

●	EBITDA(2) of $820,000, as compared to $940,000 in the first quarter of 2018

●	Adjusted EBITDA(2) of $1.5 million as compared to $1.1 million in the first quarter of 2018. The reconciliation of EBITDA to Adjusted EBITDA can be found in the accompanying financial tables.

(1)	Excludes Canada, includes Puerto Rico

(2)	EBITDA and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures”. A reconciliation of GAAP net income to EBITDA and adjusted EBITDA is included in the accompanying financial tables.

Events in the Quarter

On January 29, 2019, the Company entered into a new loan agreement borrowing $20.0 million from The Lion Fund, L.P. and the Lion Fund II, L.P. and utilized the proceeds to repay the existing $16.0 million term loan from FB Lending, LLC plus accrued interest and fees, as well as to provide additional general working capital to the Company.

On February 7, 2019, the Company’s Board of Directors approved the payment of a quarterly stock dividend equal to 2.13% on its common stock, representing an amount equal to $0.12 per share of common stock based on the closing price as of February 6, 2019. The dividend was paid on February 28, 2019 to shareholders of record as of the close of business on February 19, 2019. The Company issued 245,376 shares of common stock at a value of $5.64 per share (plus cash in lieu of fractional shares) in satisfaction of the dividend payable.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year.

System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal first quarter 2019 financial results today at 5:00 PM ET. Hosting the call and webcast will be Andy Wiederhorn, President and Chief Executive Officer; and Rebecca Hershinger, Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 201-493-6725. A replay will be available after the call until Tuesday, May 21, 2019, and can be accessed by dialing 412-317-6671. The passcode is 13690591.

The webcast will be available at www.fatbrands.com under the “invest” section and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns seven restaurant brands, Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Yalla Mediterranean, and Ponderosa and Bonanza Steakhouses, that have over 300 locations open and more than 200 under development around the world.

For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, our future acquisitions, and our ability to pay a cash dividend to our common stockholders. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Measures (Unaudited)

This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the tables below.

FAT Brands Inc. Consolidated Statements of Operations Data

(Unaudited)

	13 weeks ended March 31, 2019	13 weeks ended April 1, 2018

(in thousands)

Revenues
Royalties	$3,463	$2,572
Franchise fees	313	399
Store opening fees	105	-
Advertising fees	976	596
Other income	16	18
Total revenues	4,873	3,585

Costs and expenses
General and administrative costs	2,583	2,048
Advertising expenses	976	596
Refranchising restaurant costs and expenses, net of revenue	518	-
Costs and expenses	4,077	2,644

Income from operations	796	941

Other expense
Interest expense, net	(2,117)	(214)
Depreciation and amortization	(131)	(33)
Other income (expense)	24	(1)
Other expense, net	(2,224)	(248)

(Loss) income before income tax expense (benefit)	(1,428)	693

Income tax expense (benefit)	$(718)	$184

Net income (loss)	$(710)	$509
Basic and Diluted Income (Loss) per Share	$(0.06)	$0.05

Consolidated Balance Sheet for FAT Brands Inc.

(Unaudited)

As of March 31, 2019

(in thousands)

Cash	$690
Total assets	$60,389
Total liabilities	$55,191
Total stockholders’ equity	$5,198

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

(Unaudited)

	13 weeks ended March 31, 2019	13 weeks ended April 1, 2018

(in thousands)

Net income (loss)	$(710)	$509
Interest expense, net	2,117	214
Income tax expense (benefit)	(718)	184
Depreciation and amortization expense	131	33
EBITDA	$820	$940
Share-based compensation expenses	81	125
Non-cash lease expenses (1)	25	-
Acquisition costs	77	-
Refranchising restaurant costs and expenses, net of revenue	518	-
Adjusted EBITDA	$1,521	$1,065

(1)	Included non-cash portion of lease expenses

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

PCG Advisory Group

Vivian Cervantes

vivian@pcgadvisory.com

646-863-6274

Media Relations:
Konnect Agency
Liz Duggan/Rebecca Campbell
eduggan@konnectagency.com
rcampbell@konnectagency.com
213-988-8344

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